Exhibit 10.1

GUARANTY AGREEMENT (RECOURSE OBLIGATIONS)

THIS GUARANTY AGREEMENT (RECOURSE OBLIGATIONS) (this “Guaranty”) is executed as of October 4, 2024, by NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust, having an address at c/o NexPoint Real Estate Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201 (“Guarantor”), for the benefit of CITI REAL ESTATE FUNDING INC., a New York corporation, having an address at 388-390 Greenwich Street, Trading Floor 4, New York, NY 10013 (together with its successors and/or assigns, “Citi”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and/or assigns, “JPM”; and together with Citi, collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Note (as defined in the Loan Agreement (defined below)) among the entities listed on Schedule I attached hereto, each having its principal place of business at c/o NexPoint Real Estate Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201 (collectively, “Property Owner Borrower”), and NSP RE SASB Lessee LLC, NSP RE BS Lessee LLC, and SAFStor RE SASB Lessee, LLC, each a Delaware limited liability company (collectively, “Operating Lessee”, and together with Property Owner Borrower, collectively, “Borrower”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) which is secured by the Mortgage (as defined in the Loan Agreement), and is further evidenced by that certain Loan Agreement, of even date herewith among Borrower and Lender (as the same may hereinafter be amended, modified, restated, renewed or replaced the “Loan Agreement”) and further evidenced, secured or governed by the Loan Documents (as defined in the Loan Agreement);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY

1.1    Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 9.3 of the Loan Agreement.

1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and, if the assets of such estate are distributed, Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note. Upon indefeasible repayment in full of the Debt, Guarantor shall be automatically released from all of its liabilities and obligations with respect to the Guaranteed Obligations.

1.4    Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5    Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6    No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7    Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of, and any rights of consent to (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) actually incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11    Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and/or Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5    Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8    Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10    Offset. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower or Guarantor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise (except the defense of payment and performance thereof).

2.11    Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12    Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1    Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3    No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities), other than contingent liabilities in respect of non-recourse carveout guaranties and environmental indemnities that are inchoate in nature) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened in writing against or affecting Guarantor which, if adversely determined, could reasonably be expected to materially and adversely affect the condition (financial or otherwise) or business of such Guarantor (including the ability of such Guarantor to carry out the obligations contemplated by this Guaranty). There is no material fact presently known to Guarantor which has not been disclosed to Lender which adversely affects, nor as far as Guarantor can foresee, is reasonably likely to adversely affect, the Property, the business, operations or condition (financial or otherwise) of Borrower or Guarantor in any material respect (including the ability of Guarantor to carry out the obligations contemplated by this Guaranty).

3.7    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3    Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, neither Guarantor nor any of its Affiliates shall (i) exercise or enforce any creditor’s right it may have against Borrower, (ii) create any Liens encumbering the Property, Borrower or any interest in either of the foregoing, other than Permitted Encumbrances, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

COVENANTS

5.1    Definitions. As used in this Guaranty, the following terms shall have the respective meanings set forth below:

 (a)    “Net Worth” shall mean, as of a given date, (i) a Person’s total assets (exclusive of the Property) as of such date less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP.

 (b)    “Liquid Asset” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash, (b) certificates of deposit (with a maturity of two (2) years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender or (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked to market; provided that Liquid Assets shall not include any asset that is a part of the Property or that is otherwise part of the collateral for the Loan.

5.2    Covenants. Until all of the Debt and the Guaranteed Obligations have been paid in full:

  (a)    Guarantor shall maintain a Net Worth of not less than $350,000,000.00 and

  (b)    Guarantor shall maintain Liquid Assets of not less than $20,000,000.00.

5.3     Replacement Guarantor.  In the event of Guarantor’s failure to satisfy the covenants set forth in Section 5.2 above (any such defaulting Guarantor, the “Defaulting Guarantor”), such Default shall be deemed to have not occurred  if Guarantor causes, within thirty (30) days after the earliest to occur of Borrower or Guarantor actually becoming aware of such Default, one or more replacement guarantors (each, a “Replacement Guarantor”) to execute a non-recourse guaranty on the same terms and conditions as this Guaranty or otherwise in a form reasonably satisfactory to Lender and such guarantor pursuant to which such Replacement Guarantor shall assume all of the obligations of the Defaulting Guarantor under this Guaranty without regard to whether any of the liabilities or obligations guaranteed hereunder first arose prior to the date of such replacement guaranty (at which point the Defaulting Guarantor being replaced shall be released from any and all liability under this Guaranty), subject to the satisfaction of the following conditions: (i) such Replacement Guarantor shall be a Qualified Guarantor (as defined below); (ii) Guarantor or such Replacement Guarantor shall pay Lender’s reasonable out-of-pocket third-party costs and expenses actually incurred by Lender, including reasonable attorneys’ fees of outside counsel, in connection with the replacement of Guarantor with any Replacement Guarantor, (iii) such Replacement Guarantor shall execute a replacement environmental indemnity on the same terms and conditions as the Environmental Indemnity or otherwise in a form reasonably satisfactory to Lender and such guarantor pursuant to which such Replacement Guarantor shall assume all of the obligations of the Defaulting Guarantor under the Environmental Indemnity without regard to whether any of the liabilities or obligations indemnified thereunder first arose prior to the date of such replacement environmental indemnity and deliver such replacement environmental indemnity to Lender concurrently with delivery of such replacement guaranty, (iv) delivery to Lender of an opinion of counsel reasonably acceptable to Lender with respect to the authorization and enforceability of the replacement guaranty and replacement environmental indemnity, and, if the Loan or any portion thereof is included in a REMIC Trust and required by Lender, a REMIC opinion, (v) delivery to Lender of an Additional Insolvency Opinion covering the Replacement Guarantor, (vi) delivery to Lender of organizational documents and consents or authorizations and a new organizational chart, in each case, reasonably acceptable to Lender with respect to such Replacement Guarantor, (vii) delivery to Lender of Satisfactory Search Results with respect to (A) such Replacement Guarantor, (B) any Person directly or indirectly Controlling such Replacement Guarantor, and (C) any direct or indirect owners of more than ten percent (10%) of the direct or indirect legal or economic interests in such Replacement Guarantor (that did not own a ten percent (10%) or greater equity interest, directly or indirectly, in Borrower immediately prior to delivery of the replacement guaranty and replacement environmental indemnity), (viii) delivery to Lender of evidence reasonably satisfactory to Lender that the Replacement Guarantor and its (A) managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly own a fifty-one percent (51%) or greater economic and voting interest in Replacement Guarantor have not been subject to any Bankruptcy Action within the last seven (7) years, provided, that, with respect to a Person described in the foregoing clause (B), the foregoing condition shall be deemed satisfied if such proceeding was involuntary and dismissed within ninety (90) days of the occurrence of such involuntary proceeding.  Upon the delivery of the replacement guaranty in the same form and substance as this Guaranty or otherwise in a form reasonably satisfactory to Lender and such guarantor, the Defaulting Guarantor shall be released from its obligations under this Guaranty, and (ix) there shall be no change of Control of Borrower. Upon the delivery of the replacement environmental indemnity in the same form and substance as the Environmental Indemnity or otherwise in a form reasonably satisfactory to Lender and such guarantor, the Defaulting Guarantor shall be released from its obligations under the Environmental Indemnity.  “Qualified Guarantor” shall mean a Person which (1) is under common Control with Borrower and owns, directly or indirectly, at least a twenty percent (20%) legal and beneficial common equity interest in Borrower, or, after an Extra Space Control Transfer (as defined in the Loan Agreement), Extra Space Storage LP must continue to Control Borrower in accordance with the Loan Agreement and own, directly or indirectly, at least a twenty percent (20%) legal and beneficial interest in Borrower and Extra Space Storage Inc. shall Control Extra Space Storage LP; provided, that if there are two (2) or more Replacement Guarantors, then (A) only one (1) Replacement Guarantor shall be required to be under common Control with Borrower (provided that each Replacement Guarantor owns a legal and beneficial interest in Borrower), (B) only one (1) Replacement Guarantor shall be required to own, directly or indirectly, at least a twenty percent (20%) legal and beneficial interest in Borrower (provided that each Replacement Guarantor owns a legal and beneficial interest in Borrower) and (C) only one (1) Replacement Guarantor shall be required to be controlled by NexPoint Real Estate Advisors X, L.P. (provided that each replacement guarantor owns a legal and beneficial interest in Borrower)), (2) satisfies the covenants set forth in Section 5.2 hereof, (3) is not an Embargoed Person, and (4) satisfies Lender’s then current “know your customer” requirements, including, without limitation, delivery of Satisfactory Search Results. For the avoidance of doubt, in the event there is more than one (1) Replacement Guarantor, (x) the obligations and liabilities of the Replacement Guarantors shall be joint and several and (y) the Net Worth and Liquid Assets of such Replacement Guarantors shall be calculated on an aggregate basis for purposes of determining compliance with the Section 5.2 hereof.

5.4    Financial Statements. Guarantor shall deliver to Lender:

 (a)    within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements prepared and reviewed by an independent certified public accountant acceptable to Lender, prepared in accordance with GAAP and (if applicable) the requirements of Regulation AB, including statements of income and expense and cash flow and a balance sheet for Guarantor, together with a certificate of an authorized officer of Guarantor (solely in its capacity as an officer of Guarantor and without any personal liability whatsoever) (A) setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets as of the end of such prior fiscal year and based on such annual financial statements, and (B) certifying that, to the best knowledge of the certifying individual, such annual financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition of Guarantor;

 (b)    within thirty (30) days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by an authorized officer of Guarantor (solely in its capacity as an officer of Guarantor and without any personal liability whatsoever) and in form and level of detail reasonably satisfactory to Lender, together with a certificate of an authorized officer of Guarantor (solely in its capacity as an officer of Guarantor and without any personal liability whatsoever) (A) setting forth in reasonable detail Guarantor’s Net Worth as of the end of such prior calendar quarter and based on the foregoing quarterly financial statements, and (B) certifying that, to the best knowledge of the certifying individual, such quarterly financial statements are true, correct, accurate and complete in all material respects and fairly present the financial condition of Guarantor in a manner consistent with GAAP (or such other accounting basis acceptable to Lender) and the requirements of Regulation AB (if applicable);

 (c)    within thirty (30) days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request; provided, that Guarantor shall not be required to produce or create any new or additional reports or statements (other than certifications concerning Guarantor’s Net Worth and Liquid Assets) beyond that which is produced in the ordinary course in order to comply with any such request.

ARTICLE VI
MISCELLANEOUS

6.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2    Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on (a) the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested (b) expedited, prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery and by telecopier (with answer back acknowledged), addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:

NexPoint Diversified Real Estate Trust
c/o NexPoint Real Estate Finance Operating Partnership, L.P.
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Matt McGraner
Facsimile No.: mmcgraner@nexpoint.com

With a copy to:	Winston & Strawn LLP 2121 N. Pearl Street, Suite 900 Dallas, Texas 75201 Attention: Charles T. Haag Facsimile No.: chaag@winston.com

Lender:	Citi Real Estate Funding Inc. 388-390 Greenwich Street, Trading Floor 4 New York, New York 10013 Attention: Ana Rosu Marmann Facsimile No.: (646) 328-2938

and:	JPMorgan Chase Bank, National Association 383 Madison Avenue, 8th Floor New York, New York 10179 Attention: Simon B. Burce Email: simon.burce@jpmchase.com

with a copy to:	JPMorgan Chase Bank, National Association SPG Middle Office/CIB 383 Madison Avenue, 8th Floor New York, New York 10179-0001 Attention: Gisella Leonardis Email: cmbs.loans.mo@jpmorgan.com

with a copy to:	Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 Attention: Bonnie A. Neuman, Esq. Facsimile No.: (212) 504-6666

6.3    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

THE CORPORATION TRUST COMPANY

1209 ORANGE STREET

WILMINGTON, DELAWARE 19801

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

6.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.6    Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

6.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11    Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

6.12    Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.13    Waiver of Right To Trial By Jury. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH (OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS, IF SUCH COUNTERCLAIMS ARE COMPELLED UNDER LOCAL LAW OR RULE OF PROCEDURE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER, AS APPLICABLE.

6.14    Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Guarantor shall reasonably cooperate with Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate to implement all customary and reasonable requirements imposed by any Rating Agency or potential investor involved in any Secondary Market Transaction. Guarantor shall provide such information and documents relating to Guarantor as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms (or other potential investors), Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction.

6.15    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

6.16    Limitation of Liability.

(a)    Notwithstanding anything to the contrary contained herein but subject to the terms and provisions of Section 1.9 and Section 6.15 of this Guaranty, Guarantor shall not be liable under this Guaranty to the extent (and only to the extent) that the event giving rise to the Guaranteed Obligations first occurred or arose after the date on which Lender or a third party who or which is not Borrower, Guarantor, an Affiliate of Borrower or Guarantor or a Person acting at the knowing direction of any of the foregoing acquires title to the Property as a result of the Lender’s exercise of remedies under the Loan Documents, through (1) foreclosure, or (2) deed in lieu thereof or otherwise (the date that any of the foregoing is consummated, the “Mortgage Transfer Date”); provided further, however, that in no event shall Guarantor be released from any liability or obligation hereunder (a) that occurred, arose or accrued prior to the Mortgage Transfer Date or (b) that has occurred, arisen or accrued on or after the Mortgage Transfer Date to the extent that an act or action of a Borrower, Guarantor, an Affiliate of any of the foregoing or a Person acting on behalf thereof causes or authorizes the event giving rise to such liability or obligation to accrue.

6.17    Special State Provisions.

(a)    With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Connecticut:

(i)    To induce Lender to enter into the commercial loan transaction evidenced by the Loan Agreement and other Loan Documents, Guarantor agrees that this is a “commercial transaction” as defined in Section 52-278(a) of the Connecticut General Statutes, as amended, and Guarantor waives any rights to notice and a hearing under Sections 52-278a to 52-278n of the Connecticut General Statutes, as amended, and authorizes Lender’s attorney to issue a writ for a prejudgment remedy, including, but not limited to, garnishment, attachment, foreign attachment and replevin, without securing a court order.

(b)    With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to any action or proceeding in the State of California:

(i)    Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (A) take or release additional security for any obligation in connection with the Loan Documents; (B) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any Person or Persons liable under the Loan Documents; (C) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower, any guarantor of Borrower’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (D) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in accordance with the terms of the Loan Documents.

(ii)    Waivers.

(A)    Guarantor agrees that Lender’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(B)    Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.

(C)    Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s benefit, and agree that Lender may exercise its rights under this Guaranty or may foreclose against any of the Individual Properties without taking any action against Borrower, any guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.

(D)    Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a, or other applicable law, which could limit the amount which Lender could recover in a foreclosure of any of the Individual Properties to the difference between the amount owing under the Loan Documents and the fair value of any such Individual Property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(E)    Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents, in each case except as otherwise expressly required by the Loan Documents.

(F)    Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.

(G)    This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives:

(1)    any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(2)    any rights of sovereign immunity and any other similar and/or related rights; and

(3)    any defenses (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full).

(H)    Guarantor further waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower and the other Loan Parties from any cause other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower and the other Loan Parties or any principal of Borrower and the other Loan Parties or any defect in the formation of Borrower and the other Loan Parties or any principal of Borrower and the other Loan Parties; (c) any defense based upon the application by Borrower and the other Loan Parties of the proceeds of the Loan for purposes other than the purposes represented by Borrower and the other Loan Parties to Lender or intended or understood by Lender or Guarantor; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (c) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (f) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; and (g) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives for the benefit of Lender to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2899 and 3433 or any similar law of California or of any other state or of the United States.

(I)    Guarantor hereby also waives and agrees not to assert or take advantage of any defense of Guarantor based upon Lender’s election of any remedy against Guarantor, Borrower and the other Loan Parties or any of them, including, without limitation, the defense to enforcement of this Guaranty (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale of any Individual Property, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against Borrower, and, as a consequence, will destroy all rights which Guarantor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower and to recover any such amount, and that Lender could be otherwise estopped from pursuing Guarantor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor’s subrogation, reimbursement or contribution rights.

(J)    Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855 inclusive and Chapter 2 of Title 14, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

(K)    Guarantor hereby also waives any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822 or 2825 of the California Civil Code, or otherwise, arising by reason of:  any claim or defense based upon an election of remedies by Lender; the impairment or suspension of Lender’s rights or remedies against Guarantor; the alteration by Lender of the Guaranteed Obligations; any discharge of Guarantor’s obligations to Lender by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations.  Guarantor acknowledges and agrees that, as a result of the foregoing sentence, Guarantor is knowingly waiving in advance a complete or partial defense to this Guaranty arising under California Code of Civil Procedure Sections 580d or 580a and based upon Lender’s election to conduct a private non-judicial foreclosure sale. Notwithstanding anything to the contrary contained herein, Guarantor does not waive the defense that the Guaranteed Obligation are not due or owing or the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full.

(iii)    Guarantor Informed of Borrower’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for each of the other entities comprising Borrower under the Loan Documents and the financial condition of each of the other entities comprising Borrower and the ability of such entity to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of the financial condition of Borrower and of the performance of Borrower to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any security for the obligations of the other entities comprising Borrower under the Loan Documents.

(iv)    Waiver of Estoppel Defense. Upon and during the continuance of an Event of Default, Lender may elect to foreclose nonjudicially the Lien of any or all of the Mortgages and, if such right has arisen, to also exercise its rights under this Guaranty. Guarantor acknowledges that its right to seek reimbursement from Borrower for any amounts paid by it to Lender under this Guaranty will be eliminated if Lender elects to so foreclose the Lien of the Mortgages. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender of the Lien of the Mortgages will not affect the enforceability of the Loan Documents. In order to further effectuate such waiver, Guarantor hereby agrees that it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Lien of any or all of the Mortgages, has destroyed its rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

(v)     Intentionally Omitted.

(vi)    Confirmation of Waivers. In accordance with California Civil Code Section 2856(c), Guarantor, as guarantor, hereby makes the following waivers:

(A)    Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property (other than any defense that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note and the other Loan Documents have been paid in full). This means, among other things:

a.    Lender may collect from Guarantor without first foreclosing on any other real or personal property collateral pledged by the Borrower or any other Person (each an “Other Obligor” and collectively, the “Other Obligors”)

b.    If Lender forecloses on any real property collateral pledged by any Other Obligor:

i.	The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

ii.	Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

(B)    This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedures.

(vii)    Judicial Reference Agreement; Referee; Costs. In the event that any action, proceeding and/or hearing on any matter whatsoever, including all issues of fact or law arising out of, or in any way connected with, the Property, this Guaranty or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation (hereinafter, a “Controversy”), is to be tried in a court of Los Angeles County, California, and the jury trial waiver provisions set forth above are not permitted or otherwise applicable under then-prevailing law, then Guarantor agrees to the following provisions:

(A)     Controversies Subject to Judicial Reference; Conduct of Reference.

(1)     Each Controversy shall be determined by a consensual general judicial reference (the “Reference”) pursuant to the provisions of California Code of Civil Procedures §§ 638 et. seq., as such statutes may be amended or modified from time to time.

(2)     Upon a written request, or upon an appropriate motion by either Lender or Guarantor, any pending action relating to any Controversy and every Controversy shall be heard by a single Referee (as hereinafter defined) who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision. The Referee’s statement of decision will constitute the conclusive determination of Controversy. Lender and Guarantor agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her.

(3)     Lender and Guarantor shall promptly and diligently cooperate with one another and the Referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of each Controversy in accordance with the terms of this Section.

(4)     Either Lender or Guarantor may file the Referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the Referee’s report and have judgment entered thereon. If the report is deemed incomplete by such court, the Referee may be required to complete the report and resubmit it.

(5)    Lender and Guarantor will each have such rights to assert such objections as are set forth in California Code of Civil Procedure §§ 638 et seq.

(6)    All proceedings shall be closed to the public and confidential, and all records relating to the Reference shall be permanently sealed when the order thereon becomes final.

(B)     Selection of Referee; Powers.

(1)     Lender and Guarantor shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters. The Referee shall be appointed in accordance with California Code of Civil Procedure §§ 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).

(2)    If within ten (10) days after the request or motion for the Reference, Lender and Guarantor cannot agree upon a Referee, either Lender or Guarantor may request or move that the Referee be appointed by the Presiding Judge of the Los Angeles County Superior Court, or the Presiding Judge of the U.S. District Court for the Central District of California. The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Section.

(C)      Provisional Remedies; Self-Help and Foreclosure.

(1)    No provision of this Section shall limit the right of either Lender or Guarantor, as the case may be, to (1) exercise such self-help remedies as might otherwise be available under applicable law, (2) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (3) exercise any judicial or power of sale rights, or (4) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference.

(2)    The exercise of, or opposition to, any such remedy does not waive the right of Lender or Guarantor to the Reference pursuant to this Section.

(D)     Costs and Fees.

(1)    Promptly following the selection of the Referee, Lender and Guarantor shall each advance equal portions of the estimated fees and costs of the Referee.

(2)    In the statement of decision issued by the Referee, the Referee shall award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by Guarantor and/or Lender in such manner as the Referee deems just.

(c)    With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Georgia:

(i)     Guarantor hereby waives any rights which might otherwise exist under the provisions of Section 10-7-24 of O.C.G.A. or 11-3-601 O.C.G.A. Time is of the essence in this Guaranty

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EXECUTED as of the day and year first above written.

GUARANTOR: NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust

By:	/s/ Matt McGraner
Name: Matt McGraner Title: Chief Investment Officer, Executive VP and Secretary

SCHEDULE I

PROPERTY OWNER BORROWER

1.	10 Hampshire Property LLC

2.	10th & Seigle Ave., LLC

3.	1401 4th Ave NHP LLC

4.	1835 Washington Self Storage LLC

5.	453 Washington Avenue North Haven, LLC

6.	7807 Kingston Pike, LLC

7.	Alameda Capital, LLC

8.	Bakery Square Self Storage, LLC

9.	Brittmoore SS Investment, LLC

10.	BT Storage Investments, LLC

11.	Dover Capital NJ, LLC

12.	East Colonial Capital Orlando LLC

13.	Edison Capital Jacksonville LLC

14.	Five Points Storage Owner, LLC

15.	Gables Storage Builders LLC

16.	Hackensack Capital New Jersey LLC

17.	Hurstbourne Storage, LLC

18.	Inglewood Owner LLC

19.	Lauderdale Storage Builders LLC

20.	LR-Bayshore 1, LLC

21.	Mallard Creek Store #2, LLC

22.	Mequity 150th Street, LLC

23.	Mequity Vinings, LLC
24.	Miami City Self Storage Doral 77th Owner, LLC
25.	Miami City Self Storage Pembroke Pines Blvd Owner, LLC
26.	Monroe Atlanta Owner, LLC
27.	Northside Atlanta Owner, LLC
28.	Phillips Brandon Crossroads Storage LLC
29.	Phillips Skyway Storage LLC
30.	Phillips Ulmerton Storage LLC
31.	PLG Jacksonville Storage, LLC
32.	PVR Storage, LLC
33.	SAFStor 8th, LLC
34.	SAFStor Bishop, LLC
35.	SAFStor Brinton, LLC
36.	SAFStor Chapman, LLC
37.	SAFStor Chester, LLC
38.	SAFStor County, LLC
39.	SAFStor Dorsey, LLC
40.	SAFStor Fitch, LLC
41.	SAFStor Fort, LLC
42.	SAFStor General Washington, LLC
43.	SAFStor Hope, LLC
44.	SAFStor Jefferson, LLC
45.	SAFStor Lake Underhill, LLC
46.	SAFStor Lee, LLC

47.	SAFStor Loring, LLC
48.	SAFStor Lyons, LLC
49.	SAFStor Mentor, LLC
50.	SAFStor Old Spanish, LLC
51.	SAFStor Perdido, LLC
52.	SAFStor Pines, LLC
53.	SAFStor Plainfield, LLC
54.	SAFStor Ski, LLC
55.	SAFStor Skyline, LLC
56.	SAFStor Williams, LLC
57.	Sand Lake Road Capital Orlando LLC
58.	Severn Property LLC
59.	Storage Partners of Miami I, LLC
60.	Tompkins Capital Staten Island, LLC
61.	Van Nuys Owner LLC